UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2012

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On May 31, 2012, a jury in federal court in E. St. Louis, Missouri returned a verdict against ConAgra Foods, Inc. (the "Company") and Westside Salvage (the "Subcontractor") in favor of three employees of the Subcontractor who suffered injuries when they were involved in an accident at the Company’s Chester, Illinois flour milling facility in April of 2010. The verdict was in the amount of approximately $77 million in compensatory damages apportioned between the Company and the Subcontractor and $100 million in punitive damages against the Company. While the Company has insurance policies in place that it believes will cover the full amount of the compensatory and punitive damages (other than a $3 million deductible that we accrued in a prior period), the Company intends to further defend its actions and practices, including an appeal of the verdict and the damages. Safety has been and remains the top priority of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

June 1, 2012	By:	Colleen Batcheler

Name: Colleen Batcheler
Title: EVP, General Counsel and Corporate Secretary